UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 29, 2022

XYLEM INC.
(Exact name of registrant as specified in its charter)

Indiana	001-35229	45-2080495
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 International Drive		10573
Rye Brook,	New York
(Address of principal executive offices)		(Zip Code)
(914) 323-5700
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange of which registered
Common Stock, par value $0.01 per share	XYL	New York Stock Exchange
2.250% Senior Notes due 2023	XYL23	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐	Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.¨

Item 2.02	Results of Operations and Financial Condition
On May 4, 2022, Xylem Inc. issued a press release announcing its financial results for the first quarter ended March 31, 2022. A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated by reference herein.
This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 2, 2022, the Board of Directors (“Board”) of Xylem Inc. (“Xylem” or “Company”) appointed Matthew F. Pine to the office of Senior Vice President and President, Americas, Applied Water Systems and Measurement and Controls Solutions effective May 4, 2022. Mr. Pine joined the Company on March 16, 2020 and has served as Senior Vice President and President, Applied Water Systems and Americas Commercial Team since that date. Prior to joining Xylem, Mr. Pine was employed by United Technologies Corporation where he served as Vice President and General Manager of the Carrier Residential business from 2017 to 2018, and as President of the Carrier Residential business from 2018 until joining Xylem.
The Company has not entered into new or modified compensation arrangements with Mr. Pine at this time.
In connection with Mr. Pine’s appointment, effective May 4, 2022, Colin Sabol stepped down from his position with Xylem as Senior Vice President and President, Measurement and Control Solutions. He will remain employed by the Company as Senior Vice President to facilitate a smooth and orderly transition until his termination from employment on or before November 1, 2022.
The Company and Mr. Sabol entered into a Separation Agreement that provides for severance payments and benefits for named executive officers consistent with those described in the Company’s 2022 Proxy Statement filed with the Securities and Exchange Commission on March 29, 2022, including: (1) severance payments equal to base pay based on years of service, and (2) continued health and life insurance coverage for the duration of the severance period. In addition, Mr. Sabol qualifies for retirement treatment under the Company’s annual and long-term incentive plans and applicable award agreements. He will receive a pro-rated annual incentive plan payout based on the Company’s actual performance for fiscal year 2022, pro-rated vesting and payout of the outstanding performance share units based on the Company’s actual performance for related performance cycles, and pro-rated vesting of his unvested restricted stock units and stock options.
A copy of the press release issued by the Company on May 4, 2022 is attached as Exhibit 99.1

Item 9.01	Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description

99.1	Press Release issued by Xylem Inc. on May 4, 2022.
104.0	The cover page from Xylem Inc.'s Form 8-K, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XYLEM INC.

Date: May 4, 2022	By:	/s/ Sandra E. Rowland
Sandra E. Rowland
Senior Vice President & Chief Financial Officer (Authorized Officer of Registrant)